EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Retirement, Severance, and Administrative Committee
Western Digital Corporation 401(k) Plan
Irvine, California
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-56128) of our report dated May 27, 2011, relating to the financial statements and supplemental schedule of the Western Digital Corporation 401(k) Plan appearing on this Form 11-K for the year ended December 31, 2010.
/s/ BDO USA, LLP
Costa Mesa, California
May 27, 2011